UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2018

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts		02459
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Grants

On January 24, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Karyopharm Therapeutics Inc. (the “Company”) approved the following grants of options to purchase shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”): (i) an option to purchase 95,000 shares of Common Stock to Michael F. Falvey, Executive Vice President, Chief Financial Officer and Treasurer, (ii) an option to purchase 125,000 shares of Common Stock to Christopher B. Primiano, Executive Vice President, Chief Business Officer, General Counsel and Secretary, and (iii) an option to purchase 60,000 shares of Common Stock to Ran Frenkel, Chief Development Operations Officer. The larger option award to Mr. Primiano was intended to reflect his promotion to Executive Vice President, Chief Business Officer, General Counsel and Secretary and was made in lieu of a larger, promotional salary increase. On the same day, the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved (i) an option to purchase 200,000 shares of Common Stock to Michael G. Kauffman, M.D., Ph.D., Chief Executive Officer and (ii) an option to purchase 200,000 shares of Common Stock to Sharon Shacham, Ph.D., M.B.A., President and Chief Scientific Officer. Each of the options to purchase shares of Common Stock was granted effective as of January 24, 2018 and made pursuant to the Company’s 2013 Stock Incentive Plan. The exercise price is $10.45 per share, which is the fair market value per share on the date of grant and is equal to the closing price of the Common Stock on the NASDAQ Global Select Market on January 24, 2018. The options vest as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in equal increments over 36 additional months.

Other Compensation

On January 24, 2018, the Compensation Committee approved for Messrs. Falvey, Primiano and Frenkel, and the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved for each of Drs. Kauffman and Shacham, performance-based bonus payments for 2017, and new annual base salaries for 2018, effective January 1, 2018, as set forth in the table below:

Name	2017 Bonus		2018 Annual Salary
Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer	$251,503		$550,000
Sharon Shacham, Ph.D., M.B.A.
President and Chief Scientific Officer	$171,856		$450,000
Michael F. Falvey
Executive Vice President, Chief Financial Officer and Treasurer	$46,135	*	$404,000
Christopher B. Primiano
Executive Vice President, Chief Business Officer, General Counsel and Secretary	$163,770		$404,000
Ran Frenkel
Chief Development Operations Officer	$95,208		$341,000

*	Amount prorated for the period from Mr. Falvey’s date of hire (September 11, 2017) through December 31, 2017.

The Compensation Committee approved the following target bonus amounts for 2018 for Messrs. Falvey, Primiano and Frenkel as a percentage of the annual base salaries for 2018: 40% for Mr. Falvey, 40% for Mr. Primiano and 40% for Mr. Frenkel; and the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved the following target bonus amounts for 2018 for Drs. Kauffman and Shacham as a percentage of the annual base salaries for 2018: 60% for Dr. Kauffman and 50% for Dr. Shacham.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: January 25, 2018	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Executive Vice President, Chief Business Officer, General Counsel and Secretary